Exhibit 99.1

NeOnc Reports Second Quarter 2026 Financial Results and Confirms August 12 Topline Phase 2a NEO100 Data Readout

CALABASAS, Calif., Aug. 10, 2026 -- NeOnc Technologies Holdings, Inc. (Nasdaq: NTHI) (“NeOnc” or the “Company”), a clinical-stage biopharmaceutical company developing innovative treatments for central nervous system cancers, today announced financial results for the second quarter ended June 30, 2026, highlighted recent clinical and regulatory progress across its NEO100 and NEO212 programs, and confirmed that topline results from its fully enrolled Phase 2a NEO100 study will be presented on August 12, 2026.

Amir Heshmatpour, Executive Chairman, President and Chief Executive Officer, commented:

“The second quarter positioned NeOnc for an important period of clinical execution. We completed the topline analysis of our fully enrolled Phase 2a NEO100 study in recurrent IDH1-mutant high-grade glioma and look forward to presenting the results to investors on August 12. This is one of the most important clinical milestones in NeOnc’s history.

“At the same time, we secured UAE IND approvals for both NEO100 and NEO212, expanding our international clinical development pathway alongside our ongoing programs in the United States. The breadth of the NEO100 authorization is particularly meaningful, covering three adult and pediatric clinical programs ranging from Phase 1 through Phase 2.

“Our increased research and development investment reflects tangible clinical progress, including the addition of trial sites, expanded drug-product manufacturing, patient recruitment, pediatric development and completion of the NEO100 data analysis. Importantly, general and administrative expenses declined year over year as we continued directing resources toward the advancement of our clinical portfolio.

“We also strengthened our Board with the appointment of Nasim Shomali, whose strategic, financial and operating experience will support NeOnc as we advance our programs through their next stages of development.

“Looking ahead, we look forward to presenting topline results from the Phase 2a study of NEO100 in recurrent IDH1-mutant high-grade glioma on August 12, 2026. This readout represents one of the most important clinical milestones in NeOnc’s history, and we look forward to discussing the results with our shareholders.”

Second Quarter and Recent Highlights

Clinical and Regulatory Milestones

●	NEO100 UAE IND Approval: In June, the Company received UAE IND approval for NEO100, covering all three NEO100 programs across adult Phase 1 through Phase 2, as well as pediatric studies. The authorization extends NeOnc’s UAE footprint beyond NEO212 and complements ongoing U.S. development, where NEO100 holds FDA Orphan Drug, Fast Track and Rare Pediatric Disease designations.

●	NEO212 UAE IND Approval: Also in June, the Company secured UAE IND approval for NEO212, enabling Phase 2 evaluation of the Company’s oral perillyl alcohol-temozolomide conjugate in the United Arab Emirates. The clearance follows completion of the Phase 1 dose-escalation study and supports the continued clinical development of NEO212 in the United Arab Emirates.

●	FDA Feedback on NEO212 Development Program: In July, the Company received written feedback from the FDA regarding the continued development of NEO212, including its chemistry, manufacturing and controls program and the proposed transition from a capsule to a tablet formulation. NeOnc subsequently engaged with the FDA to discuss the next stage of clinical development. The Company is incorporating the FDA’s written feedback and meeting discussion into its proposed Phase 2 development strategy and expects to receive the official meeting minutes in August 2026.

●	NEO100 Phase 2a Topline Analysis Completed: The Company completed the topline analysis of its fully enrolled Phase 2a study evaluating intranasal NEO100 in patients with recurrent IDH1-mutant high-grade glioma. NeOnc will present the results during an investor conference call and webcast on August 12, 2026.

Strengthening Leadership and Capital Position

●	Board Appointment: In July, the Company appointed Nasim Shomali to its Board of Directors, effective July 1, 2026. Ms. Shomali brings more than a decade of experience advising large organizations on corporate strategy, operating models and financial planning, grounded in formal training in biomedical engineering and finance.

●	Cash Position and Financial Flexibility: As of June 30, 2026, the Company had cash and cash equivalents of approximately $2.0 million. The Company also maintained an undrawn $10.0 million line of credit with HCWG, a related party, providing additional access to capital to support ongoing operations and clinical development, subject to the terms of the facility.

●	Capital Resources: The Company maintains access to several capital sources, including its equity purchase facility with Mast Hill Fund, LP, its $300 million shelf registration statement and its at-the-market offering program with BTIG, LLC and Alliance Global Partners. No shares were sold under either the Mast Hill facility or the ATM program during the second quarter of 2026. As of June 30, 2026, approximately $44.5 million remained available under the Mast Hill facility, subject to the terms, conditions and volume limitations of the agreement.

Upcoming Investor Conference Call

The Company will host an investor conference call and webcast on Wednesday, August 12, 2026, at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time to discuss topline Phase 2a results for intranasal NEO100 in recurrent IDH1-mutant high-grade glioma. A live webcast will be available at https://www.webcaster5.com/Webcast/Page/3151/54410 or https://investors.neonc.com, where a replay will be archived shortly following the conclusion of the call.

Financial Results for Q2 2026

●	G&A expenses: General and administrative expenses decreased to $0.9 million from $1.0 million in Q2 2025, reflecting lower D&O insurance premiums and reduced advertising, marketing and travel expenses, partially offset by increased business development costs. The year-over-year decrease reflects the Company’s continued focus on controlling corporate expenses while directing resources toward clinical development.

●	R&D expenses: Research and development expenses were $2.6 million, compared with $0.7 million in Q2 2025. The increase reflects NeOnc’s continued investment in clinical execution, including the addition of clinical trial sites, expanded drug-product manufacturing, NEO212 patient recruitment, initiation of the NEO100-03 pediatric trial, and completion of data-lock and analysis activities for the NEO100 Phase 2a study.

●	Net loss: Net loss was $14.2 million, or $(0.58) per diluted share, compared with $5.7 million, or $(0.30) per diluted share, in Q2 2025. Approximately $5.7 million, or 40%, of the Company’s $14.1 million in total operating expenses consisted of noncash stock-based compensation. Excluding this noncash expense, total operating expenses were approximately $8.4 million. A reconciliation of this non-GAAP measure is provided below.

●	Cash used in operations: Net cash used in operating activities was $11,756,954 for the six months ended June 30, 2026, compared to $10,964,226 for the same period in 2025. The difference between cash used in operations and the net loss of $23,059,976 for the six-month period primarily reflects non-cash charges, including $8,384,311 of stock-based compensation.

Reconciliation of GAAP Total Operating Expenses to Non-GAAP Total Operating Expenses Excluding Stock-Based Compensation (unaudited)

Three Months Ended June 30, 2026
GAAP total operating expenses	$14,069,887
Less: Non-cash stock-based compensation expense	(5,651,913)
Non-GAAP total operating expenses excluding stock-based compensation	$8,417,974

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s lead programs include NEO100™, which is being evaluated in multiple Phase 1 and Phase 2 clinical studies, and NEO212™, which has completed Phase 1 dose escalation and is advancing toward Phase 2 development. NEO100 has received FDA Fast Track, Orphan Drug and Rare Pediatric Disease designations. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit https://neonc.com

Important Cautions Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “evaluating,” or similar words. Statements that contain these words should be read carefully, as they discuss our future expectations, projections of future results of operations or financial condition, or other forward-looking information.

Please refer to the “Risk Factors” section of our quarterly and annual reports on Form 10-Q and Form 10-K as filed with the Securities and Exchange Commission, along with other cautionary language in those reports and risk factors and other cautionary language in our subsequent filings with the Securities and Exchange Commission, which outline important risks and uncertainties. These may cause our actual results to differ materially from the forward-looking statements herein, including but not limited to the fact that results of preclinical studies and early clinical trials may not be predictive of results of future clinical trials, announced or published data from our clinical trials may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data, and our product candidates are in preclinical and clinical stages of development, are not approved for commercial sale and might never receive regulatory approval or become commercially viable.

We assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable securities laws and regulations.

“NEO100” and “NEO212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Company Contact:
info@neonc.com

Investor Contact:
Jon Nugent
Jon Nugent Communications
jon@jonnugent.com
205-566-3026

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